Exhibit 99.1
Contacts
Lisa Nadler (lisa.nadler@gartner.com)
203-316-6537
GARTNER REPORTS FIRST QUARTER 2006 RESULTS
Total Revenue up 16%
Company Raises Full Year GAAP EPS Guidance to $0.44 to $.048

     STAMFORD, Conn. – May 2, 2006 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for the first quarter ended March 31, 2006 and raised its guidance for the full year 2006.
First Quarter 2006 Results
     Total revenue for the first quarter of 2006 was $230.9 million, representing a 16% increase from $199.8 million in the first quarter of 2005. Research contract value ended the quarter at $561 million, an increase of 9% over the same quarter last year. Normalized EBITDA was $28.7 million for the quarter. GAAP EPS for the first quarter of 2006 was $0.07 and normalized EPS was $0.11. Normalized EPS excludes a $2.5 million non-cash charge related to the stock-based compensation under FAS123(R); a $1.5 million charge related to the integration activities associated with our acquisition of META; and a $3.4 million non-cash charge for the amortization of intangible assets acquired in the META acquisition. See “Non-GAAP Financial Measures” for a further discussion of normalized EBITDA and normalized EPS.
     Excluding the effect of foreign currency, total revenue for the 2006 first quarter increased approximately 18% over the same quarter last year. The negative impact of foreign currency on net income for the same time period was less than $0.5 million. Excluding the effect of foreign currency and the META acquisition, research contract value increased approximately 5% from the first quarter of 2005.

     During the 2006 first quarter, Gartner repurchased 1,175,000 shares at a cost of $16 million. As of March 31, 2006, we have repurchased a total of 2,010,000 shares at a cost of $27.3 million under the $100 million share repurchase program authorized in October 2005.
Business Segment Highlights
     Research. Research revenue was $137 million for the 2006 first quarter, an increase of 10% from the same period of 2005. At March 31, 2006, Research contract value was $561 million, up from $516 million at March 31, 2005. Client and wallet retention rates for the first quarter were 79% and 88%, respectively.
     Consulting. Consulting revenue was $76 million for the 2006 first quarter, an increase of 19% from the same period of 2005. Utilization averaged 68% during the first quarter compared with average utilization of 63% for the quarter ended March 31, 2005. The average annualized revenue per billable headcount is above $400,000 for the quarter. Billable headcount was 507 as of March 31, 2006, versus 509 last year. Consulting backlog was $110 million at March 31, 2006, up 2% from the same period last year.
     Events. Events revenue was $15 million for the 2006 first quarter up 80% from the same period in 2005. The Company held six events in the first quarter of 2006, with 4,226 attendees, as compared to five events with 2,555 attendees during the same period in 2005.
Gene Hall, Gartner’s chief executive officer, said, “Our first quarter results demonstrate that our growth strategy is working. We are firmly on track to increase top line growth while driving improved operating margins. As we told you at our Investor Day in March, part of that strategy is to introduce innovative products and we are encouraged by the early market reaction to the “Gartner for IT Leaders” products launched during the quarter. As a result of our strong year over year results and organic growth in both revenue and earnings, we are revising upwards our guidance for 2006 and continue to remain confident in our ability to achieve the three year financial roadmap we shared with you at Investor Day.”
Guidance
     Gartner updated its guidance for 2006 to reflect strength in the business and growth to the Company’s operating margins.
     For the full year 2006, the Company is targeting total revenue of approximately $1,035 to $1,064 million. By segment, for the full year 2006 the Company is targeting Research revenue of approximately $550 million to $560 million, Consulting revenue of approximately $310 million to $320 million, Events revenue of approximately $167 million to $172 million, and other revenue of approximately $8 million to $12 million.
     Gartner is also increasing its guidance for EBITDA and EPS for the full year 2006. For the year, Gartner now expects normalized EBITDA of $145 million to $152 million, an increase of 38 to 45 percent over 2005. The Company is projecting GAAP EPS of $0.44 to $0.48 and normalized EPS of $0.58 to $0.62. The estimated fully diluted share count is 116 — 118 million shares. See “Non-GAAP Financial Measures” for a further discussion of normalized EBITDA and normalized EPS.
Conference Call Information
     Gartner has scheduled a conference call at 10 a.m. ET today, Tuesday, May 2, 2006, to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s web site at http://investor.gartner.com. A replay of the webcast will be available for 30 days following the call.
About Gartner
Gartner, Inc. (NYSE: IT) delivers the technology-related insight necessary for our clients to make the right decisions, every day. Gartner serves 10,000 organizations, including chief information officers and other senior IT executives in corporations and government agencies, as well as technology companies and the investment community. The Company consists of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 3,700 associates, including 1,200 research analysts and consultants in 75 countries worldwide. For more information, visit gartner.com.

Non-GAAP Financial Measures
     Investors are cautioned that normalized EBITDA and normalized EPS information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe normalized EBITDA and normalized EPS are important measures of our recurring operations as they exclude items that may not be indicative of our core operating results and calculate earnings per share in a manner consistent with prior periods. Normalized EBITDA is based on operating income, excluding impact of FAS 123(R), depreciation and amortization, goodwill impairments, and other charges. Normalized EPS is based on net income (loss) excluding other charges, impact of FAS 123(R), non-cash charges, goodwill impairments, amortization of acquired intangible assets, and gains and losses on investments. See “Supplemental Information” at the end of this release for reconciliation of GAAP EBITDA EPS to normalized EBITDA and EPS.
Safe Harbor Statement
Statements contained in this press release regarding the growth and prospects of the business, the Company’s full year 2005 and 2006 financial results, future restructuring charges, acquisition of META Group, Inc. and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to ability to expand or even retain the Company’s customer base; ability to grow or even sustain revenue from individual customers; ability to attract and retain professional staff of research analysts and consultants upon whom the Company is dependent; ability to achieve and effectively manage growth; ability to pay the Company’s debt obligations; ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; ability to carry out the Company’s strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on the Company’s businesses and operations; and other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at

www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
###

GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Research	$137,092	$125,196	10%
Consulting	75,893	64,010	19%
Events	14,495	8,055	80%
Other	3,449	2,563	35%

Total revenues	230,929	199,824	16%
Costs and expenses:
Cost of services and product development (1)	105,349	95,278	11%
Selling, general and administrative (1)	99,467	91,546	9%
Depreciation	5,660	6,079	-7%
Amortization of intangibles	3,383	28	U
META integration charges	1,450	3,405	F
Other charges	—	14,274	-100%

Total costs and expenses	215,309	210,610	2%

Operating income (loss)	15,620	(10,786)	F
Loss from investments, net	—	(5,106)	F
Interest expense, net	(4,363)	(1,345)	U
Other expense, net	(694)	(304)	U

Income (loss) before income taxes	10,563	(17,541)	F
Provision (benefit) for income taxes	2,793	(2,834)	U

Net income (loss)	$7,770	$(14,707)	F

Income (loss) per common share:
Basic	$0.07	$(0.13)	F
Diluted	$0.07	$(0.13)	F

Weighted average shares outstanding:
Basic	113,769	111,324	2%
Diluted	115,798	111,324	4%

SUPPLEMENTAL INFORMATION
Normalized EPS (2)	$0.11	$0.03	F

(1)	On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS No. 123(R)”) under the modified prospective method of adoption. Accordingly, the three months ended March 31, 2005 excludes stock compensation expense calculated under SFAS No. 123(R). For the three months ended March 31, 2006, Cost of services and product development and Selling, general and administrative include $1.4 million and $1.1 million, respectively, of pre-tax stock compensation expense calculated in accordance with SFAS No. 123(R).

(2)	Normalized net income & EPS is based on net income (loss), excluding normalizing adjustments, which includes other charges, non-cash charges, META integration and amortization charges, goodwill impairments, gains and losses from investments and charges for stock compensation under SFAS No. 123(R). We believe normalized EPS is an important measure of our recurring operations.

See “Supplemental Information” at the end of this release for a reconciliation from GAAP net income (loss) and EPS to Normalized net income and EPS and a discussion of the reconciling items.

GARTNER, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$65,640	$70,282	-7%
Fees receivable, net	277,175	313,195	-12%
Deferred commissions	35,580	42,804	-17%
Prepaid expenses and other current assets	41,378	35,838	15%

Total current assets	419,773	462,119	-9%
Property, equipment and leasehold improvements, net	57,930	61,770	-6%
Goodwill	403,999	404,034	0%
Intangible assets, net	12,641	15,793	-20%
Other assets	85,135	82,901	3%

Total Assets	$979,478	$1,026,617	-5%

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$172,129	$243,036	-29%
Deferred revenues	355,222	333,065	7%
Current portion of long term debt	68,333	66,667	2%

Total current liabilities	595,684	642,768	-7%
Long term debt	175,000	180,000	-3%
Other liabilities	54,273	57,261	-5%

Total Liabilities	824,957	880,029	-6%

Total Stockholders’ Equity	154,521	146,588	5%

Total Liabilities and Stockholders’ Equity	$979,478	$1,026,617	-5%

GARTNER, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2006	2005
Operating activities:
Net (loss) income	$7,770	$(14,707)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of intangibles	9,043	6,107
Stock compensation expense	2,546	275
Excess tax benefits from stock compensation expense	(1,400)	—
Tax benefit associated with employee exercises of stock options	—	128
Deferred taxes	(737)	(295)
Loss from investments and sales of assets, net	258	5,106
Amortization of debt issuance costs	201	222
Changes in assets and liabilities:
Fees receivable, net	36,421	20,249
Deferred commissions	7,308	959
Prepaid expenses and other current assets	(5,712)	(3,676)
Other assets	146	768
Deferred revenues	23,550	30,739
Accounts payable and accrued liabilities	(73,289)	(31,290)

Cash provided by operating activities	6,105	14,585

Investing activities:
Investment in intangibles	(164)	(150)
Prepaid acquisition costs for META	—	(2,501)
Additions to property, equipment and leasehold improvements	(3,356)	(4,063)
Other investing activities, net	25	—

Cash used in investing activities	(3,495)	(6,714)

Financing activities:
Proceeds from stock issued for stock plans	11,894	3,604
Payments on debt	(3,333)	(10,000)
Purchases of treasury stock	(17,184)	—
Excess tax benefits from stock compensation awards	1,400	—

Cash used by financing activities	(7,223)	(6,396)

Net decrease in cash and cash equivalents	(4,613)	1,475
Effects of exchange rates on cash and cash equivalents	(29)	(2,880)
Cash and cash equivalents, beginning of period	70,282	160,126

Cash and cash equivalents, end of period	$65,640	$158,721

SELECTED STATISTICAL DATA

	March 31,		March 31,
	2006		2005
Research contract value	$560,833	(1)	$515,721	(1)
Research client retention	79%		80%
Research wallet retention	88%		94%
Research client organizations	9,077		8,566
Consulting backlog	$109,656	(1)	$107,800	(1)
Consulting utilization	68%		63%
Consulting billable headcount	507		509
Consulting average annualized revenue per billable headcount	400+	(1)	$370	(1)
Events—number of events	6		5
Events attendees	4,226		2,555

(1)	Dollars in thousands.

BUSINESS SEGMENT DATA

(Dollars in thousands)					Excluding SFAS No. 123R (1)

		Direct	Gross	Contrib.	Gross	Contrib.
	Revenue	Expense	Contribution	Margin	Contribution	Margin
Three Months Ended 3/31/06
Research	$137,092	$52,605	$84,487	62%	$85,477	62%
Consulting	75,893	42,067	33,826	45%	34,168	45%
Events	14,495	8,068	6,427	44%	6,469	45%
Other	3,449	636	2,813	82%	2,813	82%

TOTAL	$230,929	$103,376	$127,553	55%	$128,927	56%

Three Months Ended 3/31/05
Research	$125,196	$48,185	$77,011	62%
Consulting	64,010	40,868	23,142	36%
Events	8,055	4,713	3,342	41%
Other	2,563	392	2,171	85%

TOTAL	$199,824	$94,158	$105,666	53%

(1)	Excludes pre-tax stock compensation expense calculated under SFAS No. 123R of approximately $1.4 million. Gartner adopted SFAS No. 123(R) under the modified prospective method of adoption on January 1, 2006. Segment data for the three months ended March 31, 2005 excludes stock compensation expense determined in accordance with SFAS No. 123(R) since the Company did not restate prior periods.

SUPPLEMENTAL INFORMATION
GAAP to Normalized Reconciliations
(in thousands, except per share data)
Reconciliation — GAAP to Normalized EBITDA (1):

	Three Months Ended
	March 31,
	2006	2005
Net income (loss)	$7,770	$(14,707)
Interest expense, net	4,363	1,345
Other expense, net	694	304
Loss from investments, net	—	5,106
Tax provision (benefit)	2,793	(2,834)

Operating income (loss)	$15,620	$(10,786)

Depreciation and amortization	9,043	6,107
Normalizing adjustments:
Other charges (2)	—	14,274
META integration charges (3)	1,450	3,405
SFAS No. 123(R) stock compensation expense (4)	2,546	—

Normalized EBITDA	$28,659	$13,000

Reconciliation — GAAP to Normalized Net Income and EPS (1):

	Three Months Ended March 31,
	2006			2005
	After-			After-
	Tax			Tax
	Income	Shares	EPS	Income	Shares	EPS
GAAP Basic EPS	$7,770	113,769	$0.07	$(14,707)	111,324	$(0.13)
Share equivalents from stock compensation shares	—	2,029	—	—	1,092	—

GAAP Diluted EPS	$7,770	115,798	$0.07	$(14,707)	112,416	$(0.13)

Other charges (2)	—	—	—	11,068	—	0.10
META integration charges (3)	1,016	—	0.01	2,045	—	0.02
SFAS No. 123(R) stock compensation expense (4)	1,734	—	0.01	—	—	—
Amortization of META intangibles (5)	2,357	—	0.02	—	—	—
Loss from investments (6)	—	—	—	5,106	—	0.04

Normalized net income & EPS (7)	$12,877	115,798	$0.11	$3,512	112,416	$0.03

Footnotes

(1)	Normalized EBITDA is based on operating income (loss) before interest, taxes, depreciation amortization, and certain normalizing adjustments.

Normalized net income & EPS is based on net income (loss), excluding normalizing adjustments which includes other charges, non-cash charges, META integration and amortization charges, goodwill impairments, gains and losses on investments, and charges for stock compensation under SFAS No. 123R (see 4. below).

Normalized EBITDA, as well as normalized net income and EPS, are not measurements of operating performance calculated in accordance with generally accepted accounting principles (GAAP) and should not be considered substitutes for operating income (loss) and net income (loss) in accordance with GAAP. In addition, because these measurements may not be defined consistently by other companies, these measurements may not be comparable to similarly titled measures of other companies.

However, we believe these indicators are relevant and useful to investors because they provide alternative measures that take into account certain adjustments that are viewed by our management as being non-core items or charges.

(2)	Other charges in the first quarter of 2005 included pre-tax charges of $10.6 related to a reduction in workforce and $3.7 million primarily for restructuring within the Company’s international operations.

(3)	The META integration charges are related to our acquisition of the META Group, Inc. These costs were primarily for severance, and for consulting, accounting, and tax services.

(4)	The stock compensation charge represents the cost of stock-based compensation awarded by the Company to its employees under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS No. 123R”). The Company adopted SFAS No. 123(R) on January 1, 2006 under the modified prospective method of adoption.

(5)	The amortization of META intangibles represents the non-cash amortization charges related to the other intangible assets recorded as a result of the META acquisition.

(6)	The loss on investments related to the writedown of an investment to its net realizable value. The charge is recorded in “Loss from investments, net.”

(7)	The normalized effective tax rate was 28% for 2006 and 33% for 2005.